                                                                    EXHIBIT 99.1

PINNACLE AIRLINES REPORTS FIRST QUARTER EARNINGS OF $23.3 MILLION

MEMPHIS, TENN. May 3, 2005 -- Pinnacle Airlines Corp. (NASDAQ: PNCL) today reported first quarter 2005 fully diluted earnings per share of $1.06, inclusive of a nonrecurring pre-tax gain of $18.0 million ($11.3 million net of related income taxes) from the retirement of its note payable to Northwest Airlines. Excluding the nonrecurring gain, the Company reported first quarter fully diluted earnings per share of $0.55, an increase of 49% over fully diluted earnings per share of $0.37 in the first quarter of 2004. Net income excluding the gain was $12.0 million, an increase of 49% over the first quarter of 2004. First quarter operating revenue was $194.7 million, resulting in revenue growth over the comparable period in 2004 of 45%. The Company produced operating income of $20.1 million, which represents an increase of 40% over operating income for the same period in 2004 of $14.3 million. Operating margin was 10.3% for the three months ended March 31, 2005 and 10.7% for the same period in 2004.

Pinnacle completed 100,143 block hours and 57,096 cycles during the first quarter of 2005, an increase of 55% and 35%, respectively, over the first quarter of 2004. The term "block hours" refers to the elapsed time between an aircraft leaving a gate and arriving at a gate, and the term "cycles" refers to an aircraft's departure and corresponding arrival. The Company added six aircraft to its operating fleet, ending the quarter with 123 CRJ aircraft.

During the quarter, Pinnacle completed a major restructuring of its balance sheet by repurchasing its existing $120 million note payable to Northwest at a discounted price of $101.6 million plus accrued interest. As a result, Pinnacle recorded a pre-tax gain of $18.0 million ($11.3 million net of related income taxes) during the quarter, or $0.51 per fully diluted share. The Company also repaid the outstanding balance of its revolving credit facility with Northwest, and decreased the term of the facility from December 31, 2005 to June 30, 2005. These two instruments contain numerous provisions restricting Pinnacle's ability to make new investments, raise capital through the issuance of debt or equity securities, pay dividends, or repurchase shares of the Company's common stock. Upon expiration of the revolving credit facility, these restrictions will no longer be in place. "Repaying our debt obligations to Northwest was a significant milestone for our Company," said Peter Hunt, Vice President and Chief Financial Officer. "Not only did we achieve strong economics by negotiating a discount, we've also regained the ability to manage our free cash flow."

In February, Pinnacle completed the private placement of $121 million of its 3.25% senior convertible notes due 2025 (the "Notes"). Proceeds were used to complete the purchase of its note payable to Northwest, repay its revolving credit facility, and for general corporate purposes. After certain conditions have been met, the Notes are convertible into a combination of cash and stock at an initial conversion price of $13.22. Holders of the Notes may redeem the Notes for the full principal amount, plus accrued interest, on February 15, 2010, February 15, 2015, or February 15, 2020. Pinnacle may call the Notes for redemption any time after February 15, 2010. The Notes do not contain any financial covenants, any restrictions on the use of the Company's cash, or on Pinnacle's ability to issue debt or equity securities.

Pinnacle's operating performance improved significantly as the quarter progressed. During January and February, the number of cancelled flights and late arrivals were significantly higher than historical levels, primarily due to an unusually high number of winter storms across Pinnacle's network. The Company made progress during the quarter on planned upgrades to its operating systems and procedures, and, as a result, Pinnacle's ability to minimize delays and cancellations during severe weather has been enhanced. Operating performance in March and April has returned to historically normal levels. "I am proud of Pinnacle's People for their dedication in restoring our Company to superior operating performance," said Phil Trenary, President and Chief Executive Officer. "We have quickly gotten back on track, despite the challenges of unusually severe weather across our system during the quarter."

Although operating performance has improved significantly since the beginning of the year, the Company believes that some of the performance targets contained in its Airline Services Agreement with Northwest will not be met for the six month period ended June 30, 2005. As a result, Pinnacle expects to owe a performance related payment to Northwest based on the number of Pinnacle passengers enplaned during the six month period. Financial results for the first quarter of 2005 include a reduction of regional airline



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services revenue in the amount of $1.0 million based on the number of passenger enplanements during the quarter.

Pinnacle ended the quarter with $49.6 million in cash and cash equivalents, an increase of $14.7 million over the balance at December 31, 2004. The increase was attributable primarily to cash flow from operations and the sale of the Notes.

Non-GAAP Disclosures

This release, and certain tables accompanying this release, includes certain financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), regarding net income and earnings per share ("EPS") for the three months ended March 31, 2005 excluding the nonrecurring gain on extinguishment of the note payable with Northwest Airlines. The Company believes that this information is useful to investors as it indicates more clearly the Company's comparative year-to-year results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. The Company has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.

About Pinnacle

Pinnacle Airlines Corp. operates through its wholly owned subsidiary, Pinnacle Airlines, Inc., as a regional airline that provides airline capacity to Northwest Airlines, Inc. The Company operates as a Northwest Airlink carrier at Northwest's domestic hub airports in Detroit, Minneapolis/St. Paul and Memphis and the focus cities of Indianapolis and Milwaukee. Pinnacle currently operates an all-jet fleet of 130 Canadair Regional Jets and offers scheduled passenger service with 682 daily departures to 111 cities in 36 states plus the District of Columbia, and four Canadian provinces. Pinnacle Airlines maintains its headquarters in Memphis, Tennessee, and employs approximately 3,400 People.

Forward-Looking Statements

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our web-site or online from the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

For further information, please contact Philip Reed at (901) 348-4257, or visit our Web site at www.nwairlink.com.

                                      # # #








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                             PINNACLE AIRLINES CORP.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            THREE MONTHS ENDED MARCH 31,
                                                            ----------------------------
                                                               2005               2004
                                                             ---------         ---------
Operating revenues
  Regional airline services                                  $ 192,751         $ 133,387
  Other                                                          1,981               492
                                                             ---------         ---------
Total operating revenues                                       194,732           133,879
Operating expenses
  Salaries, wages and benefits                                  31,482            23,219
  Aircraft fuel                                                 25,462            16,540
  Aircraft maintenance, materials and repairs                    7,238             5,646
  Aircraft rentals                                              63,306            43,620
  Other rentals and landing fees                                10,142             8,077
  Ground handling services                                      22,664            13,503
  Depreciation                                                     962               721
  Other                                                         13,405             8,209
                                                             ---------         ---------
Total operating expenses                                       174,661           119,535
                                                             ---------         ---------
Operating income                                                20,071            14,344
Operating income as a percentage of operating revenues            10.3%             10.7%
Nonoperating income (expense)
   Interest expense, net                                          (932)           (1,235)
   Miscellaneous income, net                                        --                85
   Gain on extinguishment of debt                               18,000                --
                                                             ---------         ---------
Total nonoperating income (expense)                             17,068            (1,150)
                                                             ---------         ---------
                                                                37,139            13,194
Income before income taxes
Income tax expense                                              13,807             5,140
                                                             ---------         ---------
Net income                                                   $  23,332         $   8,054
                                                             =========         =========

Basic and diluted earnings per share                         $    1.06         $    0.37
                                                             =========         =========

Shares used in computing basic earnings per share               21,908            21,892
                                                             =========         =========
Shares used in computing diluted earnings per share             21,928            21,905
                                                             =========         =========













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                             PINNACLE AIRLINES CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             MARCH 31,     DECEMBER 31,
                                                               2005           2004
                                                             ---------      ---------
                                                            (UNAUDITED)
ASSETS

Current assets

Cash and cash equivalents                                    $  49,642      $  34,912

Receivables, principally from Northwest, net                    27,670         25,139

Spare parts and supplies, net                                    5,504          5,341

Prepaid expenses and other assets                                6,223          5,644

Deferred income taxes                                              704            860
                                                             ---------      ---------
    Total current assets                                        89,743         71,896

Property and equipment
  Aircraft and rotable spares                                   36,741         35,837
  Other property and equipment                                  17,240         16,161
  Office furniture and fixtures                                  1,868          1,863
                                                             ---------      ---------
                                                                55,849         53,861
  Less accumulated depreciation                                (15,383)       (14,445)
                                                             ---------      ---------
Net property and equipment                                      40,466         39,416

Other assets, primarily aircraft deposits with Northwest        22,135         21,111
Debt issuance costs, net                                         4,306             --

Contractual rights acquired from Northwest, net                 15,115         15,115

Costs in excess of net assets acquired, net                     18,422         18,422
                                                             ---------      ---------
Total assets                                                 $ 190,187      $ 165,960
                                                             =========      =========
















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                             PINNACLE AIRLINES CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                       MARCH 31,     DECEMBER 31,
                                                                                         2005           2004
                                                                                       ---------      ---------
                                                                                      (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
  Accounts payable                                                                     $  15,634      $  16,983
  Accrued expenses                                                                        15,179         15,083
  Income taxes payable                                                                     7,059          1,633
  Other current liabilities, including $5,115 due Northwest for contractual rights         6,948          6,756
                                                                                       ---------      ---------
         Total current liabilities                                                        44,820         40,455
Deferred income taxes                                                                      7,601          7,105
Other liabilities                                                                            740            948
Senior convertible notes                                                                 121,000             --

Note payable and line of credit with Northwest                                                --        125,000

Commitments and contingencies

Stockholders' equity (deficiency)

  Preferred stock, par value $0.01 per share; 1,000,000 shares authorized,
    no shares issued                                                                          --             --

  Series A preferred stock, stated value $100 per share; one share
    authorized and issued                                                                     --             --

  Series common stock, par value $0.01 per share; 5,000,000 shares
    authorized; no shares issued                                                              --             --
Common stock, $0.01 par value; 40,000,000 shares authorized, 21,945,260 and
   21,950 ,260 shares issued, respectively                                                   219            220
Additional paid-in capital                                                                85,549         85,603
Accumulated deficit                                                                      (69,516)       (92,849)
Unearned compensation on restricted stock                                                   (226)          (522)
                                                                                       ---------      ---------
           Total stockholders' equity (deficiency)                                        16,026         (7,548)
                                                                                       ---------      ---------
           Total liabilities and stockholders' equity (deficiency)                     $ 190,187      $ 165,960
                                                                                       =========      =========







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                             PINNACLE AIRLINES CORP.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)


                                                       THREE MONTHS ENDED MARCH 31,
                                                       ---------------------------
                                                         2005               2004
                                                       --------           --------
Cash provided by operating activities                  $  7,219           $  8,431
Cash used in investing activities                        (2,152)              (354)
Cash provided by (used in) financing activities           9,663             (3,000)
                                                       --------           --------
Net increase in cash and cash equivalents                14,730              5,077
Cash and equivalents at beginning of period              34,912             31,523
                                                       --------           --------
Cash and equivalents at end of period                  $ 49,642           $ 36,600
                                                       ========           ========






















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                             PINNACLE AIRLINES CORP.
                        OPERATING STATISTICS (UNAUDITED)



                                                            THREE MONTHS ENDED MARCH 31,
                                                          --------------------------------
                                                            2005         2004       CHANGE
                                                          ---------     -------     ------
Other Data:
Revenue passengers (in thousands)                             1,669       1,229     36%
Revenue passenger miles (in thousands) (1)                  817,662     513,097     59%
Available seat miles (in thousands)                       1,288,500     818,689     57%
Passenger load factor (2)                                      63.5%       62.7%    0.8 pts
Operating revenue per available seat mile (in cents)          15.11       16.35     (8%)
Operating costs per available seat mile (in cents)            13.56       14.60     (7%)
Operating revenue per block hour                             $1,945      $2,067     (6%)
Operating costs per block hour                               $1,744      $1,846     (6%)
Block hours                                                 100,143      64,769     55%
Cycles                                                       57,096      42,185     35%
Average daily utilization (block hours)                        9.34        8.44     0.90 hrs
Average stage length (miles)                                    492         416     18%
Number of operating aircraft (end of period)                    123          87     41%
Employees (end of period)                                     3,350       2,228     50%
------------------------------------------------------------------------------------------

(1) Revenue passenger miles represents the number of miles flown by revenue passengers.

(2) Passenger load factor equals revenue passenger miles divided by available seat miles.

















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                             PINNACLE AIRLINES CORP.
               RECONCILIATION OF NON-GAAP DISCLOSURES (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        THREE MONTHS ENDED MARCH 31,
                                                                  ----------------------------------------
                                                                    2005              2004      % INCREASE
                                                                  ----------       ----------   ----------
NET INCOME

Net income in accordance with GAAP                                $   23,332       $    8,054       190%
  Deduct: Gain on extinguishment of debt, net of related tax         (11,302)              --
                                                                  ----------       ----------     -----

Net income excluding gain on extinguishment of debt               $   12,030       $    8,054        49%
                                                                  ==========       ==========     =====

BASIC AND DILUTED EPS

Basic and diluted EPS in accordance with GAAP                     $     1.06       $     0.37       186%
  Deduct: Gain on extinguishment of debt, net of related tax           (0.51)              --
                                                                  ----------       ----------     -----
Basic and diluted EPS excluding gain on extinguishment
    of debt                                                       $     0.55       $     0.37        49%
                                                                  ==========       ==========     =====